Exhibit 23.1
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                       INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Computer Sciences Corporation on Form S-8 of our report dated
May 26, 1998, appearing in the Annual Report on Form 10-K of Computer Sciences Corporation for the fiscal year ended April 3, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is a part of this Registration Statement.


/s/ DELOITTE & TOUCHE LLP

Los Angeles, California
May 3, 1999